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                                                                   EXHIBIT 10.11

                                    SUBLEASE

        This Sublease is made and entered into as of this 22nd day of September, 2002, by and between RPMC, Inc. ("Sublessor"), located at 24011 Ventura Boulevard, Calabasas, CA 91302 and Netsol Technologies, Inc., a corporation (the "Sublessee"), located at 24025 Park Sorrento, Suite 220, Calabasas, CA 91302.

        WHEREAS, Sublessor is a party to and lessee under a lease dated as of August 1, 2000 (the "Master Lease") with Jeff Cooper and Synergy Group, Inc. (collectively, the "Lessor") with respect to approximately 1575 square feet of space (referred to as Suite 101) situated on the ground floor of 24011 Ventura Blvd., Calabasas, California (the "Subleased Premises"); and

        WHEREAS, Sublessee wishes to lease such Subleased Premises in accordance with the provisions of this Sublease;

        NOW, THEREFORE, the parties hereto agree that Sublessee shall lease the Subleased Premises from Sublessor pursuant to the following terms and conditions:

1. All of the terms, conditions, covenants, provisions and conditions of the Master Lease including Section 12 (a copy of which is attached hereto as Attachment "A") are hereby incorporated herein by this reference and shall be binding upon and assumed by both parties hereto. Except as otherwise noted herein, all rights and obligations of the Lessor in such Master Lease shall be assumed and held by Sublessor with respect to Sublessee, and all rights and obligations of the Lessee in such Master Lease shall be assumed and held by Sublessee with respect to Sublessor. Notwithstanding the foregoing, no options granted to Sublessor in the Master Lease shall be exercisable by Sublessee and nothing herein shall alter the rights and obligations in place in the Master Lease between Lessor and Sublessor.

2. The Term of this Subleasee shall commence on September 23, 2002 (the "Commencement Date") and shall continue thereafter on a month-to-month basis (from the first day of each calendar month until the last day of each calendar month) until terminated in writing by either party in accordance with the provisions of this Sublease. At any time after February 20, 2003, either party may terminate this Sublease upon at least thirty (30) days written notice to the other party.

3. Rent for the period from September 23, 2002 to September 30, 2002 shall be $630.00 and thereafter shall initially be $2362.50 per month. Sublessor and Sublessee acknowledge that the monthly rent indicated includes all utilities (except telephone and telecommunications services), common area expenses and janitorial services for use of the Subleased Premises. No alarm system or alarm system monitoring is included or will be provided. Provided that Sublessor desires to continue the month-to-month tenancy of Sublessee and does not otherwise terminate this Sublease in accordance with the provisions of this Sublease, then at any time after February 20, 2003, Sublessor may change the rate of rent in a sum not to exceed three and one half percent (3 1/2%) of the then existing rent upon at least thirty (30) days written notice to the Sublessee.

4. Upon execution of this Sublease, Sublessee shall pay Sublessor the sum of $17,167.50 which constitutes a pro-rata rent payment for September in the amount of $600.00, the sum of $14,175.00 for six month's rent in advance and a security deposit of $2362.50. Provided that both parties desire to continue the month-to-month tenancy of Sublessee beyond March 31, 2003, then Sublessee shall pay Sublessor all rent due for each month thereafter in advance and by no later than the first day of each such month. Failure to make payment



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        in full in advance and by the first day of each month shall constitute a breach of this Sublease.

5. Sublessee shall have the exclusive use of 4 onsite parking spaces, as determined by Sublessor to be chosen by Sublessor from the parking spaces assigned to it in the Master Lease.

6. The Subleased Premises are to be used and occupied by the Sublessee for general office use only and at no time will be occupied by more than eight occupants at any given time. Sublessor will at all times allow Sublessor to use the Subleased Premises as an emergency exit for Sublessor's upstairs offices and will in no instance block or impede access to such emergency escape route.

7. Sublessee shall at all times keep in force such insurance policies as are required in Paragraph 8 of the Master Lease and shall name Lessor and Sublessor as additional insureds with respect to such policies.

8. In the event any legal action is required to enforce the provisions of this Sublease, in addition to recovering any other damages with respect to the breach of this Sublease, the prevailing party shall be entitled to the recovery of reasonable attorney's fees and costs.

9. Any notices which may need to be given hereunder shall be given in writing in accordance with the provisions of the Master Lease and shall be directed to the addresses set forth above.

10. This Sublease shall only be valid and enforceable once the Lessor has signed below to indicate it's acceptance of the terms of this Sublease.

11. Except as provided by the Master Lease, this Sublease constitutes the final, complete and exclusive statement of all the terms of agreement between Sublessor and Sublessee with respect to the Subleased Premises and no prior oral or written agreement (other than the Master Lease) shall be a part of or a modification of this Sublease. No change, modification or waiver of any of the provisions herein shall be binding upon Sublessor or Sublessee unless agreed to by an authorized representative of each such party hereafter, in writing.

12. The individual signing below on behalf of the Sublessee is duly authorized by the Sublessee to execute and enter into this Sublease.

        IN WITNESS WHEREOF, the parties have executed this Sublease effective as of the day and year first above written.

SUBLESSOR:                                   SUBLESSEE:

RPMC, INC.                                   NETSOL TECHNOLOGIES, INC.


By:      /s/Stacy Collins                    By:      /s/ Najeeb Ghauri
        -------------------------                   -------------------------
Name:    Stacy Collins                       Najeeb Ghauri
        -------------------------
        (Please print)                       Title:   CFO
                                                    -------------------------
Title:   Sr. VP Financial Operations
        -----------------------------

Lessor consents to the Sublease set forth above in accordance with the provisions of the Master Lease. By Lessor's consent to this Sublease, Lessor does not make any representations as to the adequacy of this Sublease or the terms between the parties, and the relationship between such parties and Lessor is expressly, solely and specifically governed by the terms of the Master Lease.

LESSOR:

JEFF COOPER

By: /s/ Jeff Cooper
   -------------------------
   Jeff Cooper

SYNERGY GROUP, INC.

By: /s/ Jeff Cooper
   -------------------------
Name: Jeff Cooper
Title:
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